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EXHIBIT 23.1.1

DAVIDSON & COMPANY, CHARTERED ACCOUNTANTS
A PARTNERSHIP OF INCORPORATED PROFESSIONALS

July 24, 2001

GEOCOM RESOURCES INC.
1208 -- 1030 West Georgia Street
Vancouver, BC
V6E 2Y3

RE:  FORM SB-2

Dear Sirs:

We refer to the Form SB-2 Registration Statement of Geocom Resources Inc. (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated May 4, 2001 in connection with the preparation of the Form SB-2. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.

                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants


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